Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Bioceres Crop Solutions Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value US$0.0001 per share (2)	457(c)	4,755,684 (1) (2)	$14.35 (3)	$68,244,065.40 (4)(9)	0.0001102	$7,520.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$68,244,065.40		$7,520.50
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$7,520.50

Table 3: Combined Prospectuses

Security Type	Security Class Title (4)	Amount of Securities Previously Registered (2)(5)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares par value US$0.0001 per share (6)	24,319,443(10)	$130,352,215.00	F-1	333-231883	7/15/2019
Equity	Ordinary shares par value US$0.0001 per share (7)	1,432,571	$6,661,455.15	F-3	333-237496	4/16/2020
Equity	Ordinary shares par value US$0.0001 per share (8)	7,469,488	$39,438,896.64	F-3	333-2249770	11/6/2020

(1)	Consists of up to 4,755,684 ordinary shares that may be sold from time to time pursuant to this registration statement by the Selling Shareholders. In addition, pursuant to Rule 416 under the Securities, Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of share dividends, share splits or similar transactions.
(2)	Includes such indeterminate amount of ordinary shares as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a share dividend, share split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, share split or similar transaction.
(3)	The proposed maximum offering price per ordinary share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices for the ordinary shares on the Nasdaq Global Select Market on November 2, 2022.
(4)	No registration fee is payable in connection with 175,559, which includes (i) up to 14,759 ordinary shares, previously registered under the F-1 Registration Statement, (ii) up to 122,883 ordinary shares, previously registered under the March 2020 F-3 Registration Statement, (iii) up to 37,917 ordinary shares, previously registered under the October 2020 F-3 Registration Statement, all of which are registered hereby for offer and resale by the selling shareholders named in the prior registration statements, this registration statement and to be named in a prospectus supplement, to enable an aggregate of 175,559 ordinary shares to be offered pursuant to the combined prospectus, because such ordinary shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act.
(5)	Represents an aggregate of 175,559 ordinary shares that were previously registered under the Prior Registration Statements and remain unsold are included in this registration statement.
(6)	Represents an aggregate of 14,759 ordinary shares previously registered pursuant to our registration on Form F-1 (File No. 333-231883), which we filed with the SEC on May 31, 2019, and was declared effective by the SEC on July 15, 2019 (the “F-1 Registration Statement”), for which we paid a registration fee of $15,799.00.
(7)	Represents an aggregate of 122,883 ordinary shares previously registered pursuant to our registration on Form F-3 (File No. 333-237496), which we filed with the SEC on March 31, 2020, and was declared effective by the SEC on April 16, 2020 (the “March 2020 F-3 Registration Statement”), for which we paid a registration fee of $864.55.
(8)	Represents an aggregate of 37,917 ordinary shares previously registered pursuant to our registration statement on Form F-3 (File No. 333-249770), which we filed with the SEC on October 30, 2020 relating to the Secured Convertible Guaranteed Notes due 2023 and which was declared effective by the SEC on November 6, 2020 (the “October 2020 F-3 Registration Statement”, together with the F-1 Registration Statement and the March 2020 F-3 Registration Statement, the “Prior Registration Statements”), for which we paid a registration fee of $4,302.78. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statements, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.
(9)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(10)	Includes 24,319,443 ordinary shares, par value $0.0001 per share, to be offered for resale by holders of warrants assuming exercise of such warrants.